Exhibit 99.1

RAILAMERICA REPORTS FOURTH QUARTER 2004 RESULTS

Income from Continuing Operations of $0.12 per Share

BOCA RATON, Fla. – (BUSINESSWIRE) – February 16 - RailAmerica, Inc. (NYSE: RRA) today reported its financial results for the fourth quarter and year ended December 31, 2004.

Income from continuing operations for the fourth quarter ended December 31, 2004 was $4.5 million, or $.12 per share compared to $4.8 million or $.15 per share for the same period in 2003. The fourth quarter of 2003 included a tax charge of $1.5 million, or $.05 per share, related to the December 2003 change in tax rate in Ontario, Canada

Consolidated revenue from continuing operations for the fourth quarter of 2004 increased $11.0 million, or 12.0%, to $103.5 million, from $92.5 million in 2003. On a “same railroad” basis, revenue for the fourth quarter of 2004 increased $4.2 million, or 4.5%, from $92.5 million in the fourth quarter of 2003. Operating expenses were $91.1 million in the fourth quarter of 2004 compared to $74.2 million in the fourth quarter of 2003. The average price per gallon paid for fuel in the fourth quarter was $1.62 compared to $0.98 per gallon in the fourth quarter of 2003. Net of fuel surcharges, fuel expense increased $3.5 million in the fourth quarter of 2004. Casualty expense in the fourth quarter of 2004 increased $2.8 million from the same period in 2003. Consolidated operating income for the fourth quarter of 2004 was $12.4 million, compared to $18.4 million in 2003. Interest expense in the fourth quarter of 2004 declined to $4.2 million from $8.3 million in the 2003 quarter. Net income for the fourth quarter of 2004, which includes discontinued operations, was $4.3 million, or $0.11 per share, compared to $1.4 million, or $0.05 per share in 2003.

For the year ended December 31, 2004, revenue from continuing operations increased 12.3% to $395.6 million from $352.3 million in 2003. Income from continuing operations for the year ended December 31, 2004 was a loss of $21.4 million, or $0.61 per share. Excluding the $12.6 million, ($8.7 million net-of-tax, or $0.25 per share) for the impairment of the E&N Railway, the $39.5 million (of which $20 million was non-cash) charge, ($26.9 million net-of-tax, or $0.77 per share) for the debt refinancing, and the $6.7 million, ($5.6 million net-of-tax, or $0.16 per share) for the former CEO’s retirement, earnings from continuing operations were $19.8 million, or $0.57 per share. The Company believes that presenting the results of operations adjusted for the refinancing costs, the E&N impairment charge and the CEO’s retirement charge provide a better comparison of financial results.

Charles Swinburn, RailAmerica’s Chief Executive Officer, said, “In the midst of a difficult business environment – steep fuel price increases, increasing health insurance costs, and congestion at some of our Class I partners, we achieved many of our strategic goals for the year. We are pleased that we divested our international properties and two of our North American properties, and significantly improved our capital structure. Additionally, in 2004 we completed three acquisitions that represent the type of rail opportunities we may consider in the future. These railroad acquisitions connect with existing

RailAmerica lines, allow us to use present management and support teams and have sound infrastructures.”

Michael Howe, RailAmerica’s Executive Vice President and Chief Financial Officer said, “We are pleased that we have improved our net debt-to-capital to 47.4% at December 31, 2004 from 59.2% at December 31, 2003, exceeding our goal of 50%. In a press release and conference call on January 20, 2005, we provided financial guidance for the first quarter of 2005 as well as the full year. Subject to the risk factors that we discussed on the call and stated in the presentation materials, we are reaffirming the first quarter 2005 earnings guidance of $0.16 to $0.19 per share, and the full year 2005 earnings guidance of $0.94 to $1.02 per share.”

RailAmerica, Inc. (NYSE: RRA) is a leading short line and regional rail service provider with 44 railroads operating approximately 8,900 miles in the United States and Canada. The Company is a member of the Russell 2000® Index. Its website may be found at www.railamerica.com.

DISCLAIMER REGARDING FORWARD-LOOKING STATEMENTS: This press release contains forward-looking statements regarding future events that involve risks and uncertainties that could cause actual results to differ materially. Forward-looking statements speak only as of the date the statement was made. The Company assumes no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. If the Company does update any forward-looking statement, no inference should be drawn that the Company will make additional updates with respect to that statement or any other forward-looking statements. We refer you to the documents that RailAmerica files from time to time with the Securities and Exchange Commission, such as the Form 10-K, Form 10-Q and Form 8-K, which contain additional important factors that could cause its actual results to differ from its current expectations and from the forward-looking statements contained in this press release.

RAILAMERICA, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

	Three Months Ended		Years Ended
(Amounts in thousands, except per share)	December 31,		December 31,
	2004	2003	2004	2003
Operating revenue	$103,504	$92,510	$395,564	$352,338

Operating expenses	82,934	67,791	324,026	254,476
Depreciation and amortization	8,204	6,360	29,247	23,833

Total operating expenses	91,138	74,151	353,273	278,309

Operating income	12,366	18,359	42,291	74,029
Interest and other expense (including amortization costs)	(4,190)	(8,130)	(28,642)	(32,432)
Financing costs	—		(39,549)

Income (loss) from continuing operations before income taxes	8,176	10,229	(25,900)	41,597
Provision for income taxes	3,703	5,394	(4,505)	17,436

Income (loss) from continuing operations	4,473	4,835	(21,395)	24,161
Gain (loss) from sale of discontinued operations	(28)		(1,706)	—

Income (loss ) from discontinued operations (net of tax)	(131)	(3,404)	(2,838)	(9,471)

Net income (loss)	$4,314	$1,431	$(25,939)	$14,690

Diluted earnings per share:
Continuing operations	$0.12	$0.15	$(0.61)	$0.74
Discontinued operations	(0.01)	(0.10)	(0.13)	(0.28)

Net income (loss)	$0.11	$0.05	$(0.74)	$0.46

Weighted average diluted common shares outstanding	37,855	34,847	34,982	34,336

RAILAMERICA, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
December 31, 2004 and 2003
(in thousands, except share data)
(unaudited)

	2004	2003

Assets
Current assets:
Cash and cash equivalents	$24,331	$13,714
Accounts and notes receivable, net	63,414	52,312
Current assets of discontinued operations	—	36,319
Other current assets	14,935	12,118

Total current assets	102,680	114,463
Property, plant and equipment, net	875,883	826,646
Long-term assets of discontinued operations	—	263,007
Other assets	37,580	28,374

Total assets	$1,016,143	$1,232,490

Liabilities and Stockholders’ Equity
Current liabilities:
Current maturities of long-term debt	$6,097	$25,093
Accounts payable	61,276	34,851
Accrued expenses	41,950	31,290
Current liabilities of discontinued operations	—	40,338

Total current liabilities	109,323	131,572
Long-term debt, less current maturities	357,253	327,280
Subordinated debt	4,028	121,506
Deferred income taxes	149,306	150,784
Long-term liabilities of discontinued operations	—	115,907
Other liabilities	15,307	13,681

Total liabilities	635,217	860,730

Commitments and contingencies
Stockholders’ equity:
Common stock	37	32
Additional paid-in capital and other	319,417	262,384
Retained earnings	36,806	62,745
Accumulated other comprehensive income	24,666	46,599

Total stockholders’ equity	380,926	371,760

Total liabilities and stockholders’ equity	$1,016,143	$1,232,490

RAILAMERICA, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(Unaudited)

(Amounts in thousands)	For the years ended December 31,
	2004	2003
Cash flows from operating activities:
Net income (loss)	$(25,939)	$14,690
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	43,075	46,753
Financing costs	39,549	—
Gain on sale of assets or disposal of properties	(25,304)	(3,262)
Impairment of assets	16,595	—
Initial lease payment to CSX	(10,000)	—
Amortization of lease payment	698	—
Non-cash CEO retirement costs	3,600
Deferred income taxes	9,500	13,040
Changes in operating assets and liabilities, net of acquisitions and dispositions:
Accounts receivable	(14,964)	(3,659)
Other current assets	(4,428)	(1,853)
Accounts payable	17,291	4,827
Accrued expenses	(3,821)	1,036
Other assets and liabilities	2,225	(3,102)

Net cash provided by operating activities	48,077	68,470

Cash flows from investing activities:
Purchase of property, plant and equipment	(75,800)	(71,508)
Proceeds from sale of assets	222,741	11,227
Acquisitions, net of cash acquired	(33,209)	(25,846)
Change in restricted cash in escrow	—	—
Deferred acquisition costs and other	(3,063)	(1,970)

Net cash provided by (used in) investing activities	110,669	(88,097)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	494,478	48,162
Principal payments on long-term debt	(523,815)	(46,454)
Repurchase of senior subordinated notes	(144,905)	—
Proceeds from exercise of stock options and warrants	28,843	1,681
Purchase of treasury stock	—	(1,226)
Financing costs	(2,976)	(695)

Net cash provided by (used in) financing activities	(148,375)	1,468

Effect of exchange rates on cash	246	2,986

Net increase (decrease) in cash	10,617	(15,173)
Cash, at beginning of period	13,714	28,887

Cash, end of period	$24,331	$13,714

RAILAMERICA, INC. AND SUBSIDIARIES
Selected Financial Information
(Unaudited)

(Amounts in thousands)	Three Months Ended December 31,
	2004	% of Rev.	2003	% of Rev.
Operating revenue	$103,504	100.0%	$92,510	100.0%

Operating expenses:
Maintenance of way	14,476	14.0%	9,935	10.7%
Maintenance of equipment	3,861	3.7%	3,103	3.4%
Transportation	35,581	34.4%	26,128	28.2%
Equipment rental	11,272	10.9%	8,957	9.7%
SG&A	19,960	19.3%	20,578	22.2%
Net gain on sale of assets	(2,216)	-2.1%	(910)	-1.0%
Depreciation and amortization	8,204	7.9%	6,360	6.9%

Total operating expenses	91,138	88.1%	74,151	80.2%

Operating income	$12,366	11.9%	$18,359	19.8%

Operating revenue	$103,504	100.0%	$92,510	100.0%

Operating expenses:

Labor	32,279	31.2%	29,772	32.2%
Equipment rent	11,844	11.4%	9,371	10.1%
Purchased services	8,113	7.8%	6,155	6.7%
Diesel fuel	11,808	11.4%	6,729	7.3%
Casualties and insurance	6,817	6.6%	4,035	4.4%
Materials	2,333	2.3%	1,951	2.1%
Joint facilities	3,253	3.1%	2,948	3.2%
Other expense	8,703	8.4%	7,740	8.4%
Net gain on sale of assets	(2,216)	-2.1%	(910)	-1.0%
Depreciation	8,204	7.9%	6,360	6.9%

Total operating expenses	91,138	88.1%	74,151	80.2%

Operating income	$12,366	11.9%	$18,359	19.8%

	Year Ended December 31,
	2004	% of Rev.	2003	% of Rev.
Operating revenue	$395,564	100.0%	$352,338	100.0%

Operating expenses:
Maintenance of way	50,269	12.7%	37,464	10.6%
Maintenance of equipment	14,295	3.6%	12,941	3.7%
Transportation	121,719	30.8%	95,210	27.0%
Equipment rental	40,614	10.2%	34,245	9.7%
SG&A	88,582	22.4%	77,878	22.1%
Net gain on sale of assets	(4,022)	-1.0%	(3,262)	-0.9%
Impairment of E&N Railway	12,569	3.2%	—	0%
Depreciation and amortization	29,247	7.4%	23,833	6.8%

Total operating expenses	353,273	89.3%	278,309	79.0%

Operating income	$42,291	10.7%	$74,029	21.0%

Operating revenue	$395,564	100.0%	$352,338	100.0%

Operating expenses:

Labor	133,922	33.9%	113,938	32.3%
Equipment rent	42,448	10.7%	35,606	10.1%
Purchased services	27,636	7.0%	23,743	6.7%
Diesel fuel	37,652	9.5%	25,609	7.3%
Casualties and insurance	22,103	5.6%	14,794	4.2%
Materials	8,925	2.2%	7,896	2.2%
Joint facilities	11,902	3.0%	8,258	2.4%
Other expense	30,891	7.8%	27,894	7.9%
Net gain on sale of assets	(4,022)	-1.0%	(3,262)	-0.9%
Impairment of E&N Railway	12,569	3.2%	—	0%
Depreciation	29,247	7.4%	23,833	6.8%

Total operating expense	353,273	89.3%	278,309	79.0%

Operating income	$42,291	10.7%	$74,029	21.0%